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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                              --------------------

                                    Form T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)  (2)

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

     A National Banking Association                    41-1592157
     (Jurisdiction of incorporation or                 (I.R.S. Employer
     organization if not a U.S. national bank          (Identification No.)

     Sixth Street and Marquette Avenue                 55479
     Minneapolis, Minnesota                            (Zip Code)
     (Address of principal executive offices)

                  Olympic Automobile receivables Trust, 1996-C
               (Exact name of obligor as specified in its charter)

     Delaware                                Applied For
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

     C/O Mellon Bank (DE), National Association
     as Owner Trustee
     919 North Market Street
     2nd Floor
     Wilmington, Delaware                         19801
     (Address of principal executive offices)     (Zip Code)

     5.616%     Class A-1 Money Market Automobile Receivables-Backed Notes
     6.30%      Class A-2 Automobile Receivables-Backed Notes
     6.625%     Class A-3 Automobile Receivables-Backed Notes
     6.80%      Class A-4 Automobile Receivables-Backed Notes
     7.00%      Class A-5 Automobile Receivables-Backed Notes
     6.85%      Automobile Receivables-Backed Certificates
                       (Title of the indenture securities)

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Item 1.   GENERAL INFORMATION.  Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency
               Treasury Department
               Washington, D.C.

               Federal Deposit Insurance Corporation
               Washington, D.C.

               The Board of Governors of the Federal Reserve
               System
               Washington, D.C.

          (b)  Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise
               corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee.

No responses are included for Items 3-15 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 16.  LIST OF EXHIBITS.   List below all exhibits filed as a part of this
          Statement of Eligibility. Norwest Bank incorporates by reference into this Form T-1 the exhibits attached hereto:

     Exhibit 1.     a.   A copy of Articles of Association of the trustee now in
                         effect.*

     Exhibit 2.     a.   A copy of the certificate of authority of the trustee
                         to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern
                         National Bank of Minneapolis.*

                    b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of the Northwestern National Bank of Minneapolis and the Minnesota Loan and Trust Company of Minneapolis.*

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                    c.   A copy of the certificate of the Acting Comptroller of
                         the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                    d. A copy of the certificate of the Comptroller of the Currency dated May 1, 1983, authorizing Norwest Bank Minneapolis, National Association, to act as fiduciary.*

          Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

          Exhibit 4.     Copy of By-laws of the trustee as now in effect.*

          Exhibit 5.     Not applicable.

          Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.*

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          Exhibit 8. A copy of the certificate dated May 10, 1983 of name change from Northwestern National Bank Minneapolis to Norwest Bank Minneapolis, National Association.*

          Exhibit 9. A copy of the certificate dated January 11, 1988, of name change from Norwest Bank Minneapolis, National Association to Norwest Bank Minnesota, National Association.*

          * Incorporated by reference to the exhibit of the same number filed with the registration statement number 33-66086.

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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 5th of September, 1996.


                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION

                                   /s/ Thomas D. Wraalstad
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                                   Thomas D. Wraalstad
                                   Corporate Trust Officer